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                                                                   EXHIBIT 1.18

                                  NEOSE PATENTS

Patent Number      Title

5,776,772          Method for producing secretable glycosyltransferases and
                   other Golgi processing enzymes. Issued 7 Jul 98

5,541,083          Method for producing secretable glycosyltransferases and
                   other Golgi processing enzymes. Issued 30 Jul 96

5,032,519          Method for producing secretable glycosyltransferases and
                   other Golgi processing enzymes. Issued 16 Jul 91

5,962,294          Compositions and methods for the identification and synthesis of sialytransferases. Issued 5 Oct 99

5,858,751          Compositions and methods for producing sialtransferases.
                   Issued 12 Jan 99

5,770,420          Methods and products for the synthesis of oligosaccharide
                   structures on glycoproteins, glycolipids, or as free molecules, and for the isolation of cloned genetic sequences that determine these structures. Issued 23 June 98

5,324,663          Methods and products for the synthesis of oligosaccharide
                   structures on glycoproteins, glycolipids, or as free molecules, and for the isolation of cloned genetic sequences that determine these structures. Issued 28 June 94

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